Contact: L. Keith Graves
Phone: 314-214-7000
E-mail: lkg@talx.com
NEWS RELEASE
TALX DECLARES 3-FOR-2 STOCK SPLIT
     ST. LOUIS, November 14, 2005 — TALX Corporation (NASDAQ:TALX) reported today that its board of directors declared a 3-for-2 stock split, to be effected in the form of a 50 percent stock dividend, payable January 17, 2006, to shareholders of record December 19, 2005.
     About TALX
     TALX Corporation is a leading provider of payroll-related and human resources services. Based in St. Louis, Missouri, TALX holds a leadership position in two key areas – automated employment and income verification via The Work Number (R) and unemployment tax management via UC eXpress (R). The TALX suite of electronic services also includes tax credits and incentives, paperless pay, time tracking, W-2 management, I-9 management, and onboarding services. The company’s common stock trades in the Nasdaq National Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s web site at www.talx.com.
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